Exhibit 10.5

DATED 14 NOVEMBER 2012

LAXTON PROPERTIES LIMITED

as Landlord

LEARNING TREE INTERNATIONAL LIMITED

as Tenant

LEARNING TREE INTERNATIONAL INC

as Guarantor

SURRENDER

of a leasehold property at Euston House

24 Eversholt Street London NW1 1DB

Berwin Leighton Paisner LLP

Adelaide House London Bridge London EC4R 9HA

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Contents

Clause	Name	Page

1	Definitions and interpretation	1
2	Surrender	3
3	Releases	3
4	Covenants	3

Schedule	Name	Page

1	The Property	9

2	The Lease	10

3	The Documents	11

4	The Underleases	12

5	Service Contracts	19
5	Part 1 Split Service Contracts	19
5	Part 2 Common Part Service Contracts	19

Execution Page		20

DATED 14 November 2012

PARTIES

(1)	LAXTON PROPERTIES LIMITED (a company incorporated and registered under the laws of British Virgin Islands with registered number 1632190) whose registered office is at PO Box 3174 Road Town British Virgin Islands (the “Landlord”)

(2)	LEARNING TREE INTERNATIONAL LIMITED (company no 1392643) whose registered office is at Leatherhead House Station Road Leatherhead Surrey KT22 7FG (the “Tenant”)

(3)	LEARNING TREE INTERNATIONAL INC (a company incorporated and registered under the laws of State of Delaware) whose registered office is at 1805 Library Street, Reston, Virginia 20190 USA (the “Guarantor”)

BACKGROUND

(A)	This Deed is supplemental to the Lease.

(B)	The reversion immediately expectant upon the term granted by the Lease is now vested in the Landlord.

(C)	The term granted by the Lease remains vested in the Tenant.

(D)	It has been agreed that the Tenant will surrender the term granted by the Lease to the Landlord in consideration of the release by the Landlord and that the Landlord will accept the surrender in consideration of the release by the Tenant subject to, but with the benefit of, the Underleases.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	In this Deed:

“1999 Rent Deposit Deed” means a Guarantee and Rent Deposit Deed dated 19 March 1999 between the Guarantor (1) the Tenant (2) and Courtlands Developments Limited (3).

“Building Manager” shall mean Richard Martin.

“Catch 22” shall mean C22 Public Limited Company, the recruitment agency appointed by Dron & Wright Limited to employ any employees in respect of the Property.

“Completion” means the date of this Deed.

“Current Service Charge Year” means the accounting period current at Completion in respect of service charge under the Underleases, but includes any previous accounting period in respect of which the final service charge demands have not yet been made to the tenants under the Underleases.

“Documents” means the documents listed in Schedule 3 (The Documents).

“DW” shall mean Dron & Wright Limited, the property management company appointed by the Landlord in respect of the Property.

“Interim Service Charge” means the sums received by the Tenant on account of service charge under the Underleases for the Current Service Charge Year, excluding VAT on those sums (which for the avoidance of doubt shall exclude any Interim Service Charge the Tenant pays over to the Landlord on Completion).

“Lease” means the lease and other documents referred to in Schedule 2 and includes all licences, side letters and other agreements granted supplemental to or in relation to the Lease including without limitation the 1999 Rent Deposit Deed.

“Lease Rent” means the annual principal rent reserved under the Lease as at Completion.

“New Leases” means new leases to be granted by the Landlord to the Tenant on the same date as this Deed in relation to each of the ground floor and basement, first floor, second floor and part sixth floor of the Property as more particularly described in those new leases.

“Property” means the property described in Schedule 1 (The Property) and demised by the Lease.

“Rent Deposit Balance” means the balance of the rent deposit together with accrued interest standing to the credit of the “Deposit Account” (as defined under the 1999 Rent Deposit Deed) as at the date of Completion.

“Rent Deposit Deed” means the rent deposit deed dated 30 November 2011 between the Tenant (1) EC English London Limited (2) Browne Jacobson LLP (3) EC English Cambridge Limited (4).

“Service Charge Costs” means all expenditure incurred by or on behalf of the Tenant during the Current Service Charge Year up to Completion which is not wholly or partly recoverable by way of service charge under the Underleases (excluding any VAT on that expenditure).

“Underlease Rent” means the annual principal rents reserved under the Underleases as at Completion.

“Underleases” means the underleases and other documents referred to in Schedule 4 (The Underleases).

“VAT” means Value Added Tax.

1.2	Where any party to this Deed is more than one person the expressions the “Landlord”, the “Tenant” and the “Guarantor” include the plural number and obligations in this Deed expressed or implied to be made with or by any of them are to be treated as made by or with such individuals jointly and severally.

1.3	The Clause and Schedule headings in this Deed are for ease of reference only and are not to be taken into account in the construction or interpretation of any provision to which they refer.

1.4	Unless the contrary intention appears, references to numbered Clauses or Schedules are references to the relevant Clause in, or Schedule to, this Deed.

2	SURRENDER

2.1	In consideration of £2,000,000 (two million pounds) plus £100,000 (one hundred thousand pounds) in respect of VAT on the payment referred to in Clause 2.2(a) paid by the Tenant to the Landlord (receipt of which the Landlord acknowledges) and the release contained in Clause 3.1, the Tenant (with effect from the date of this Deed) with full title guarantee and with the consent of the Guarantor surrenders the Property to the Landlord to the intent that the residue of the term of years granted by the Lease shall merge and be extinguished in the reversion subject to the Underleases but with the benefit of the rents reserved by and the covenants on the tenant’s part and the conditions contained in the Underleases and subject to but with the benefit of the Documents.

2.2	The Landlord and Tenant acknowledge that the reverse premium referred to in Clause 2.1 is calculated as follows:

(a)	£500,000 (exclusive of VAT) is a payment in lieu of rental liability under the Lease; and

(b)	£1,500,000 is a payment in lieu of the Tenant’s dilapidations liability under the Lease in respect of which the parties agree no VAT is payable.

2.3	Save for those parts of the Property subject to the Underleases, and the Tenant’s occupation of the Property to be comprised in the New Leases, the surrender is with vacant possession of the Property.

2.4	The Landlord and Tenant shall procure that the Rent Deposit Balance shall be released to the Tenant absolutely and that the Landlord shall have no further claim in respect of the same.

3	RELEASES

3.1	The Landlord releases each of the Tenant and the Guarantor absolutely from any and all of their respective liabilities, covenants and obligations past, present and future under the Lease and in respect of any other claims the Landlord may at any time have had or have against either the Tenant or the Guarantor under the Lease.

3.2	The Tenant and the Guarantor each release the Landlord absolutely from its liabilities, covenants and obligations past, present and future under the Lease and in respect of any other claims the Tenant or Guarantor may at any time have had or have against the Landlord under the Lease.

4	COVENANTS

4.1	Landlord Covenant

The Landlord covenants with each of the Tenant and the Guarantor by way of indemnity only and with effect from the date hereof to observe and perform all landlord’s covenants and obligations in the Underleases and all covenants and obligations given by the tenant under the Documents (provided that the Landlord shall not be liable under this Clause 4.1 for any breaches of any such obligations and covenants by the Tenant or the Guarantor occurring prior to the date of this Deed).

4.2	Apportionments

4.2.1	Subject to Clause 4.2.3 below, on Completion the Underlease Rent received by the Tenant in cleared funds for the quarter in which Completion takes place shall be apportioned such that the Tenant is entitled to a sum calculated in accordance with the following formula:

A	×	B
365

where:

A	=	the aggregate of the Underlease Rent (expressed on an annual basis) payable at Completion;

B	=	the number of days between the start of the quarter in which Completion occurs and the day of Completion itself (both days inclusive)

and the Landlord shall be entitled to the balance of such Underlease Rent.

4.2.2	Subject to Clause 4.2.3 below, on Completion the Lease Rent which the Tenant has paid to the Landlord for the quarter in which Completion takes place shall be apportioned such that the Tenant is entitled to a reimbursement calculated in accordance with the following formula:

A	×	B
365

where:

A	=	the Lease Rent expressed on an annual basis payable at Completion;

B	=	the number of days between Completion and the day before the next quarter date (both dates inclusive).

4.2.3	The apportionments made on Completion shall be calculated such that income for the day of Completion shall be shared between the Landlord and the Tenant on a 50/50 basis.

4.3	Service and maintenance contracts

4.3.1	The Split Service Contracts referred to in this clause are the contracts the Tenant has in place in respect of the Property as at Completion which are listed in Part 1 of Schedule 5 and the Common Part Service Contracts referred to in this clause are the contracts the Tenant has in place in respect of the Property as at Completion which are listed in Part 2 of Schedule 5 (together the “Service Contracts”).

4.3.2	The Split Service Contracts relate in part to services which will exclusively benefit the Tenant in respect of the parts of the Property to be demised to the Tenant under the New Leases and in part to services to the Landlord’s “Common Parts” of the “Building” (as each are defined in the New Leases) (“Common Parts”) and the following provisions shall apply to the Split Service Contracts:-

(a)	subject to paragraph 4.3.2 d) below the Tenant shall keep them in being after Completion until the earlier of i) the date that the relevant contractor enters into separate contracts so as to separate out the services provided under the relevant Split Service Contract between the Landlord (in connection with the Common Parts) and the Tenant (in respect of the demises under the New Leases; ii) the date 12 months after the date of this Deed; or iii) the date the Split Service Contract would otherwise come to an end;

(b)	the Landlord and the Tenant shall each act reasonably and in good faith to procure that the new separate contracts (as referred to in paragraph 4.3.2 a) i) above are entered into on reasonable terms as soon as reasonably practicable after the date of this Deed;

(c)	subject to paragraph 4.3.2 d) below during the period referred to in paragraph 4.3.2 a) above the Landlord shall pay to the Tenant on demand a fair proportion of all proper costs, expenses and liabilities which the Tenant may incur under them attributable to the period after the date of this Deed to the extent that such costs, expenses and liabilities relate to services which exclusively benefit the Common Parts (“Landlord’s Proportion”);

(d)	in the event that the Landlord notifies the Tenant in writing that it does not require the services under any of the Split Service Contracts within the time period prescribed in paragraph 4.3.2 a) above the Tenant shall terminate the relevant Split Service Contract as soon as reasonably practicable (or vary the same so that it only applies to the demises under the New Leases) provided that the Landlord shall continue to pay to the Tenant the Landlord’s Proportion until the termination date of such Split Service Contract but the Tenant shall be responsible for meeting the proper costs of such termination or variation.

4.3.3	The Common Part Service Contracts relate to services which exclusively benefit the Common Parts and which the Landlord requires to be assigned to it and the following provisions shall apply:-

(a)	the Tenant shall as soon as reasonably practicable after the date of this Deed request the consent of the relevant contractor to the assignment of the relevant Common Part Service Contract to the Landlord and thereafter assign the relevant Common Part Service Contract to the Landlord in which case the Landlord shall be responsible for payment of any reasonable fee required by the contractor in respect of the assignment;

(b)	the Tenant shall keep them in being after Completion until the earlier of; i) the date of assignment of the relevant Common Part Service Contract to the Landlord pursuant to obtaining the relevant contractor’s consent under paragraph 4.3.3 a) above; ii) the date 12 months after the date of this Deed; or iii) the date the Common Part Service Contract would otherwise come to an end;

(c)	during the period referred to in paragraph 4.3.3 a) above the Landlord shall pay on demand and indemnify the Tenant in respect of all proper costs, expenses and liabilities under the relevant Common Part Service Contract attributable to the period after the date of this Deed;

(d)

in the event that the Landlord notifies the Tenant in writing that it does not require an assignment of any Common Part Service Contract within the time period specified in paragraph 4.3.3 a) above the Tenant shall terminate the relevant Common Part Service Contract as soon as reasonably practicable provided that the Landlord shall continue to pay and indemnify the Tenant in accordance with paragraph 4.3.3 c) above until the termination date of such Common Part Service Contract but the Tenant shall be responsible for meeting the proper costs of such termination or variation; and

(e)	The Landlord will not do or omit to do anything which would put the Tenant in breach of any of the Service Contracts and will indemnify the Tenant in respect of any costs, expenses and liabilities the Tenant incurs as a result of any such breach.

4.4	TUPE provisions

4.4.1	The Landlord and Tenant agree that for a reasonable period (to be agreed between parties acting reasonably) following the date of this Deed, Richard Martin (the building manager) shall be provided with a desk within the Tenant’s demise under the New Leases. The Landlord agrees that this arrangement shall not be a breach of the alienation provisions in the New Leases.

4.4.2	The parties acknowledge and agree that pursuant to TUPE, the contract of employment between the Tenant and the Building Manager will have effect after Completion as if originally made between Catch 22 and the Building Manager (save to the extent that it relates to rights under occupational pension schemes excluded by regulation 10 of TUPE).

4.4.3	The Tenant shall indemnify the Landlord, DW and Catch 22 in respect of all liabilities, losses, costs (including reasonable legal costs), claims and expenses arising out of, or in connection with:

(a) the employment or termination of employment of any person (other than the Building Manager) who claims that their employment transfers to the Landlord, DW or Catch 22 by virtue of the operation of TUPE to the transaction contemplated by this Deed, provided always that such termination occurs within 30 days of the Landlord becoming aware of that claim and that the Landlord shall procure that DW or Catch 22 use their reasonable endeavours to minimise liabilities arising from such termination;

(b) the transfer to the Landlord, DW or Catch 22 of any liability in connection with the termination of employment of any person by the Tenant on or prior to Completion;

(c) any act or omission of the Tenant in relation to the employment of the Building Manager at any time on or prior to Completion; and

(d) any failure by the Tenant to comply with its obligations under regulations 13 and 14 of TUPE in relation to the Building Manager.

4.4.4	The Landlord shall indemnify the Tenant in respect of all liabilities, losses, costs (including reasonable legal costs), claims and expenses arising out of or in connection with:

(a) any act or omission of the Landlord, DW or Catch 22 in relation to the employment of the Building Manager before, on or after Completion; and

(b) any failure by either the Landlord, DW or Catch 22 to comply with their obligations under regulation 13(4) TUPE in relation to the Building Manager.

4.4.5	If it is found or alleged that the contract of employment of the Building Manager has not taken effect after Completion as if originally made with Catch 22 pursuant to TUPE, Catch 22 shall be permitted to make an offer of employment to the Building Manager within the period of 14 days after Completion (Offer Period). If no such offer of employment has been made or such offer of employment has been made but not accepted by the Building Manager, then the Tenant may terminate the Building Manager’s employment within 30 days of the expiry of the Offer Period. Service charge reconciliation provisions.

4.5	Service charge reconciliation provisions

4.5.1	The parties shall not apportion the Interim Service Charge under the Underleases on Completion.

4.5.2	For the Service Charge Year current at the Completion Date, no later than two months after the Completion Date, the Tenant shall give the Landlord a statement of:

(a)	the Service Charge Costs together with other information which is reasonably required to prove the expenditure; and

(b)	the Interim Service Charge received or deemed received by it in cleared funds.

4.5.3	Within ten working days of the statement referred to in Clause 4.5.2, either:

(a)	the Tenant shall pay to the Landlord the amount by which that Interim Service Charge exceeds those Service Charge Costs; or

(b)	the Landlord shall pay to the Tenant the amount by which those Service Charge Costs exceed that Interim Service Charge.

4.5.4	If the Tenant receives any Interim Service Charge from the Undertenants after the date of the statement the Tenant shall pay it to the Landlord within ten working days after the payments have cleared.

4.5.5	The Tenant shall co-operate fully with the Landlord and shall at the Landlord’s reasonable expense provide full information as requested by the Landlord in connection with the service charge and the parties shall each use reasonable endeavours to procure a smooth handover of services to the Landlord.

4.5.6	On Completion the Tenant shall pay to the Landlord all sums held by it comprising unutilised service charge receipts from Undertenants (but provided that the Landlord may retain a reasonable amount as properly required to meet invoices which it anticipates will be raised within two weeks of the date of this Deed).

4.6	Arrears provisions

The Tenant confirms that there are no arrears under the Underleases, save for arrears of insurance rent invoiced to the Undertenants by the Tenant (and in respect of which the Tenant has paid such amounts to the Landlord under the Lease prior to the date of this Deed). As such the Tenant is to be entitled to recover such arrears of insurance rent from the relevant Undertenants, but in doing so shall not distrain or commence any court proceedings against the Undertenants for payment of such arrears.

4.7	Assignment of rent deposit

Pursuant to a deed of assignment of rent deposit deed made on the date hereof between the Landlord (1) and the Tenant (2), the Tenant has assigned to the Landlord all its rights and interests in the Rent Deposit Deed. As soon as practicable following the date hereof and upon receipt from the Landlord of the duly executed deed of covenant in respect of the Rent Deposit (“Deed of Covenant”) the Tenant shall serve notice of assignment of the rent deposit deed in accordance with the provisions of the Rent Deposit and the Deed of Covenant and shall supply a copy of the notice (and the acknowledgement from EC English Cambridge Limited and Browne Jackson LLP if the same is received) as soon as practicable.

4.8	Rent authority letters

On the date of this Deed the Tenant shall deliver to the Landlord in respect of each of the Underleases rent authority letters in a form previously approved by the Landlord (such approval not to be reasonably withheld or delayed).

4.9	Missing originals

The Tenant has been unable to locate the originals of documents marked “copy” in Schedule 4 and the Landlord agrees that the originals of such documents will not be handed over on Completion but that if the Tenant locates the same it will hand the same to the Landlord as seen as reasonably practicable.

4.10	Proper law

This Deed shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English court.

Delivered as a deed on the date of this document.

Schedule 1: The Property

Schedule 1

The Property

The leasehold land and property known as Euston House 24 Eversholt Street London NW1 1DB as the same is more particularly described in the Lease.

Schedule 2: The Lease

Schedule 2

The Lease

Date	Document	Parties

19.03.1999	Lease	(1) Courtlands Developments Limited (2) Learning Tree International Limited (3) Learning Tree International Inc.

19.03.1999	Guarantee and Rent Deposit Deed	(1) Courtlands Developments Limited (2) Learning Tree International Limited (3) Learning Tree International Inc.

14.10.1999	Deed supplemental to Lease	(1) Courtlands Developments Limited (2) Learning Tree International Limited (3) Learning Tree International Inc.

21.04.2005	Second Deed of Variation	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc

02.11.2006	Third Deed of Variation	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc

Schedule 3: The Documents

Schedule 3

The Documents

Date	Document	Parties

20.03.2001	Wayleave Agreement	The Prudential Assurance Company Limited (1) Learning Tree International Limited (2) Cable Camden Limited (3)

Schedule 4: The Underleases

Schedule 4

The Underleases

Third Floor

Date	Document	Parties

30.11.2011	Licence to Underlet	(1) Laxton Properties Limited (2) Learning Tree International Limited (3) EC English London Limited (4) Learning Tree International Inc (5) EC English Cambridge Limited

30.11.2011	Lease	(1) Learning Tree International Limited (2) EC English London Limited

30.11.2011	Deed of Guarantee	(1) EC English Cambridge Limited (2) Learning Tree International Limited

30.11.2011	Counterpart Rent Deposit Deed and Certificate of Registration	(1) Learning Tree International Limited (2) EC English London Limited (3) Browne Jacobson LLP (4) EC English Cambridge Limited

30.112011	Licence for Alterations	(1) Laxton Properties Limited (2) Learning Tree International Limited (3) EC English London Limited (4) Learning Tree International Inc (5) EC English Cambridge Limited

30.11.2011	Side letter permitting the granting of short term licences	(1) Laxton Properties Limited (2) Learning Tree International Limited (3) EC English London Limited

30.11.2011	Side letter permitting canteen use (receipted)	Learning Tree International Limited to EC English London Limited

Schedule 4: The Underleases

Part Fourth Floor

Date	Document	Parties

27.4.2005	Licence to Underlet	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc. (4) Bombardier Transportation UK Ltd

27.4.2005	Counterpart Lease	(1) Learning Tree International Limited (2) Bombardier Transportation UK Ltd

27.4.2005	Side Letter re Service charge	Learning Tree to Bombardier Transportation UK Ltd

13.07.2005	Counterpart Licence for Alterations	(1) Learning Tree International Limited (2) Bombardier Transportation UK Ltd

13.08.2008	Consent letter	(1) Learning Tree International Limited (2) Bombardier Transportation UK Ltd

24.04.2008	Rent Review Memorandum	Learning Tree International Limited and Bombardier Transportation UK Ltd.

Schedule 4: The Underleases

Part Fourth Floor

Date	Document	Parties

1.2.2005	Counterpart Agreement for Lease	(1) Learning Tree International Limited (2) Westinghouse Brake & Signal Holdings Limited ) (“Westinghouse”)

26.4.2005	Licence to Underlet	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc. (4) Westinghouse

27.4.2005	Counterpart Lease	(1) Learning Tree International Limited (2) Westinghouse

27.4.2005	Counterpart Licence for Alterations	(1) Learning Tree International Limited (2) Westinghouse

13.08.2007	AGA - Part 4th Floor	(1) Learning Tree International Limited (2) Westinghouse (3) Bombardier Transportation UK Limited

13.08.2007	Certified Copy Licence to Assign Underlease - Part 4th Floor	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc (4) Westinghouse (5) Bombardier Transportation UK Limited

28.04.2010	Copy Rent Review Memorandum	(1) Learning Tree International Limited (2) Westinghouse

Schedule 4: The Underleases

5th and 6th Floors

Date	Description	Parties

31.5.2005	Counterpart Agreement for Lease	(1) Learning Tree International Limited (2) Scholastic Limited

21.6.2005	Licence to Underlet	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc. (4) Scholastic Limited

28.6.2005	Letter	(1) Learning Tree International Limited (2) Scholastic Limited

22.7.2005	Counterpart Lease	(1) Learning Tree International Limited (2) Scholastic Limited

22.7.2005	Counterpart Licence for Alterations	(1) Learning Tree International Limited (2) Scholastic Limited

1.3.2010	Rent Review Memorandum	(1) Learning Tree International Limited (2) Scholastic Limited

1.3.2010	Deed of Variation	(1) Learning Tree International Limited (2) Scholastic Limited

Schedule 4: The Underleases

7th Floor

Date	Document	Parties

22.02.2007	Agreement for Lease	(1) Learning Tree International Limited (2) Westinghouse Brake & Signal Holdings Ltd

26.02.2007	Licence to Underlet	(1) The Prudential Assurance Company Ltd (2) Learning Tree International Limited (3) Learning Tree International Inc. (4) Westinghouse Brake & Signal Holdings Ltd

20.03.2007	Lease	(1) Learning Tree International Limited (2) Westinghouse Brake & Signal Holdings Ltd

20.03.2007	Licence for Alterations	(1) Learning Tree International Limited (2) Westinghouse Brake & Signal Holdings Ltd

Undated	Consent Letter	From: Learning Tree International Limited To: Westinghouse Brake and Signal Holding Limited

13.08.2008	Consent Letter	From: The Prudential Assurance Company Limited To: Learning Tree International Limited & Westinghouse Brake & Signal Holdings Limited

01.09.2008	Licence for Alterations	(1) The Prudential Assurance Company Limited (2) Learning Tree International Limited (3) Learning Tree International Inc (4) Westinghouse Brake and Signal Holding Limited

Schedule 4: The Underleases

Date	Document	Parties

01.09.2008	Consent Letter with Licence to Occupy	From: Prudential Property Investment Managers Ltd To: Learning Tree International Limited & Westinghouse Brake & Signal Holdings Limited

01.09.2008	Consent Letter with Licence to Occupy	From: Learning Tree International Limited To: Westinghouse Brake and Signal Holdings Limited

06.10.2011	Consent Letter	From: Learning Tree International Limited & Laxton Properties Limited To: Invensys Rail Limited

28.04.2010	Copy Rent Review Memorandum	(1) Learning Tree International Limited (2) Westinghouse Brake and Signal Holdings Limited

Eighth Floor

Date	Document	Parties

25.05.2007	Copy Early Access Letter and Undertaking	Bombardier Transportation UK Limited to The Prudential Assurance Company Limited

25.05.2007	Agreement for Lease	Learning Tree International Limited (1) Bombardier Transportation UK Limited (2)

19.07.2007	Licence to Underlet	The Prudential Assurance Company Limited (1) Learning Tree International Limited (2) Learning Tree International Inc (3) Bombardier Transportation UK Limited (4)

27.07.2007	Lease	Learning Tree International Limited (1) Bombardier Transportation UK Limited (2)

Schedule 4: The Underleases

Date	Document	Parties

27.07.2007	Side letter	Learning Tree International Limited (1) Bombardier Transportation UK Limited (2)

30.07.2007	Licence for Alterations	The Prudential Assurance Company Limited (1) Learning Tree International Limited (2) Learning Tree International Inc (3) Bombardier Transportation UK Limited (4)

02.04.2009	Licence to Assign Underlease	The Prudential Assurance Company Limited (1) Learning Tree International Limited (2) Learning Tree International Inc (3) Bombardier Transportation UK Limited (4) LUL Nominee SSL Limited (5)

02.04.2009	Authorised Guarantee Agreement	Bombardier Transportation UK Limited (1) Learning Tree International Limited (2)

02.04.2009	Licence for Alterations	The Prudential Assurance Company Limited (1) Learning Tree International Limited (2) Learning Tree International Inc (3) LUL Nominee SSL Limited (4)

28.04.2010	Copy Rent Review Memorandum	Learning Tree International (1) LUL Nominee SSL Limited (2)

Schedule 5: Service Contracts

Schedule 5

Service Contracts

Part 1

Split Service Contracts

Cleaning/window cleaning with Central Cleaning Limited

Pest Control with Rentokil

Reception/atrium plans with PHS

Part 2

Common Part Service Contracts

Security system support and maintenance with ADT Fire and Security

Security Guards with G4S Security Services (UK) Limited

Refuse Collection S2 Security Shredding Limited

Lift maintenance and repair with Acre Lifts Limited

External maintenance and repair with Dorma UK Limited

M&E maintenance with Sale Maintenance Limited

EXECUTION PAGE

Signed as a Deed by LAXTON PROPERTIES LIMITED acting by its sole corporate director SPFL CORPORATE SERVICES LIMITED, itself acting by:

being persons who, in accordance with the laws of that territory, are acting under the authority of that company

) ) ) ) Authorised Signatory /s/ Neil Marais Print name Neil Marais Authorised Signatory /s/ Aaron Taylor Print name Aaron Taylor

Executed as a deed by LEARNING TREE INTERNATIONAL LIMITED acting by:	) ) ) Director /s/ Richard Chappell Print name Richard Chappell Director/Secretary /s/ Rob Harvey Print name Rob Harvey

Executed as a deed by LEARNING TREE INTERNATIONAL INC a company incorporated in the state of Delaware USA by:

being a person who, in accordance with the laws of that territory, is acting under the authority of that company

) ) ) Authorised Signatory /s/ Max Shevitz Print name Max Shevitz